EXHIBIT 32

CERTIFICATION

The undersigned certifies pursuant to 18 U.S.C. §1350, that:

(1)	The accompanying Annual Report on Form 10-K for the period ended June 30, 2007, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 19, 2007

/s/ FRED B. PARKS
Fred B. Parks Chief Executive Officer (Principal executive officer)

/s/ ELISSA J. LINDSOE
Elissa J. Lindsoe Chief Financial Officer (Principal financial officer and principal accounting officer)